Page
Report of Independent Registered Public Accounting Firm on Schedules........II-3

Schedule I - Summary of Investments Other Than Investments in
    Related Parties as of December 31, 2006.................................II-4

Schedule III - Supplementary Insurance Information as of December 31,
    2006, 2005, and 2004 and for each of the years then ended...............II-5

Schedule IV - Reinsurance as of December 31, 2006, 2005 and 2004
    and for each of the years then ended....................................II-7

All other schedules, other than those listed above, are omitted because the information is not required or because the information is included in the Financial Statements or Notes to Financial Statements.

      Report of Independent Registered Public Accounting Firm on Schedules

The Board of Directors
Woodmen of the World Life
Insurance Society and/or Omaha
Woodmen Life Insurance Society

         We have audited the statutory-basis statements balance sheets of Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society (the Society) as of December 31, 2006 and 2005, and the related statutory-basis statements of operations, changes in surplus, and cash flow for each of the three years in the period ended December 31, 2006, and have issued our report thereon dated April 17, 2007 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules, listed in the Exhibit Index of this Registration Statement. These schedules are the responsibility of the Society's management. Our responsibility is to express an opinion based on our audits.

         In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                                        /s/ Ernst & Young LLP

Des Moines, Iowa
April 17, 2007

                       Schedule I - Summary of Investments
                    Other Than Investments in Related Parties
                             As of December 31, 2006

                                                                                        Amount at Which
                                                                        Estimated        Shown in the
                                                                          Market         Statement of
Type of Investment                                          Cost          Value       Financial Position
-----------------------------------------------------------------------------------------------------------
                                                                           (In Thousands)
Bonds:
   U.S. Treasury securities and obligations of U.S.    $     35,195        37,250         $     35,195
     government corporations and agencies
   States, municipalities, and political subdivisions       557,410       559,324              557,410
   Foreign governments                                      176,329       177,787              176,329
   Public utilities                                         678,605       684,217              678,605
   All other corporate bonds                              2,507,021     2,575,755            2,507,021
Mortgage-backed and other asset-backed securities         1,151,992     1,163,149            1,151,992
                                                       ------------  ------------         ------------
Total bonds                                               5,106,552     5,197,482            5,106,552
Equity securities:
   Common stocks:
     Public utilities                                        14,484        28,253               28,253
     Banks, trust, and insurance companies                    4,005         8,652                8,652
     Industrial, miscellaneous, and all other               212,639       313,121              313,121
     Mutual funds                                            21,344        21,509               21,509
   Preferred stock                                           33,674        33,674               33,674
                                                       ------------  ------------         ------------
Total equity securities                                     286,146       405,209              405,209
Mortgage loans                                            1,239,434                          1,239,434
Real estate                                                 102,075                            102,075
Certificate loans                                           166,867                            166,867
Other invested assets                                       188,706                            188,706
                                                       ------------                       ------------
Total investments                                      $  7,089,780                       $  7,208,843
                                                       ============                       ============

See accompanying report of independent registered public accounting firm.

                     Schedule III - Supplementary Insurance
           Information As of December 31, 2006, 2005 and 2004, and for
                          Each of the Years Then Ended

                                                     Future     Contractholder
                                                     Policy       and Other
                                                    Benefits   Certificateholder
                                                   and Claims       Funds
                                                  ------------ ----------------
                                                        (In Thousands)
2006
Life and health insurance                         $  6,055,447   $    123,198

2005
Life and health insurance                         $  5,935,639   $    119,708

2004
Life and health insurance                         $  5,713,262   $    113,242

See accompanying report of independent registered public accounting firm.

               Schedule III - Supplementary Insurance Information
           (continued) As of December 31, 2006, 2005 and 2004, and for
                          Each of the Years Then Ended

                                                             Benefits,
                              Premiums                     Claims, and
                              and Other    Net Investment   Settlement   Other Operating
                           Considerations    Income (1)      Expenses      Expenses (1)
                           --------------  --------------  ------------  ---------------
                                                 (In Thousands)
2006
Life and health insurance  $    544,754    $    424,159    $    599,801    $    179,185

2005
Life and health insurance  $    585,408    $    415,242    $    641,173    $    178,705

2004
Life and health insurance  $    652,646    $    403,665    $    698,553    $    182,785

(1) Allocations of net investment income and certain operating expenses are based on a number of assumptions and estimates, and reported operating results would change if different methods were applied.

See accompanying report of independent registered public accounting firm.

                            Schedule IV - Reinsurance
  As of December 31, 2006, 2005, and 2004, and for Each of the Years Then Ended

                                                                            Ceded to
                                                                             Other
                                                            Gross Amount   Companies     Net Amount
                                                            ------------  ------------  ------------
                                                                              (In Thousands)
2006
Life insurance in force                                     $ 34,410,488  $  4,924,941  $ 29,485,547
                                                            ============  ============  ============

Premiums:
   Life insurance                                           $    537,673  $      8,898  $    528,775
   Supplemental contracts involving life contingencies             6,902            --         6,902
   Supplemental contracts not involving life contingencies            --            --            --
   Accident and health insurance                                  10,655         1,578         9,077
                                                            ------------  ------------  ------------
Total                                                       $    555,230  $     10,476  $    544,754

2005
Life insurance in force                                     $ 34,032,317  $  4,965,126  $ 29,067,191
                                                            ============  ============  ============

Premiums:
   Life insurance                                           $    578,189  $      7,924  $    570,165
   Supplemental contracts involving life contingencies             6,529            --         6,529
   Supplemental contracts not involving life contingencies            --            --            --
   Accident and health insurance                                   9,994         1,380         8,614
                                                            ------------  ------------  ------------
Total                                                       $    594,712  $      9,304  $    585,408
                                                            ============  ============  ============

                                                                           Ceded to
                                                                             Other
                                                            Gross Amount   Companies     Net Amount
                                                            ------------  ------------  ------------
                                                                         (In Thousands)

2004
Life insurance in force                                     $ 33,349,746  $  4,370,169  $ 28,979,577
                                                            ============  ============  ============

Premiums:
   Life insurance                                           $    643,730  $      5,701  $    638,029
   Supplemental contracts involving life contingencies             6,536            --         6,536
   Supplemental contracts not involving life contingencies            --            --            --
   Accident and health insurance                                   9,294         1,213         8,081
                                                            ------------  ------------  ------------
Total                                                       $    659,560  $      6,914  $    652,646
                                                            ============  ============  ============

See accompanying report of independent registered public accounting firm.